EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

CONTACT:
Ron Stevens                 Gary Ball            Joseph Jaffoni
Chief Financial Officer     Investor Relations   Jaffoni & Collins Incorporated
206/381-0221                206/652-0308         212/835-8500
RONS@ONHEALTH.COM           GARYB@ONHEALTH.COM   ONHN@JCIR.COM


              ONHEALTH REPORTS STRONG THIRD QUARTER REVENUE GROWTH


    - INCREASED ADVERTISING AND PAGE VIEWS DRIVE 305% YEAR-OVER-YEAR REVENUE

              GAINS AND 73% RISE IN SEQUENTIAL QUARTERLY REVENUES -


SEATTLE,  Washington  - October 26,  1999 - OnHealth  Network  Company  (NASDAQ:
ONHN), a leading consumer health and wellness Internet destination (WWW.ONHEALTH.COM), today reported results for the third quarter ended September 30, 1999.

Total revenue for the third quarter ended September 30, 1999 rose 305% to $1,005,000 from $248,000 in the third quarter of 1998. On a sequential basis, OnHealth's 1999 third quarter revenue rose 73% above the second quarter levels. The strong revenue growth is attributable to increased page views and advertising as well as revenue derived from e-commerce activities. Third quarter 1999 advertising revenue increased 615% to $865,000 from $121,000 in the third quarter of 1998, and 107% over the $417,000 in the second quarter of 1999.

In the third quarter of 1999, the Company reported a net loss to common shareholders of $17.5 million, or ($1.00) per share, compared to a net loss of $2.9 million, or ($0.27) per share in the third quarter of last year. The net loss reflects increased product development, sales and marketing and general and administrative expenses compared to the year-ago period, resulting primarily from increased personnel and marketing costs. The marketing expenses in the third quarter of 1999 reflect costs related to a broad-based consumer targeted advertising campaign that commenced with the re-launch of the onhealth.com Web site in late July 1999.


                                     -more-

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



ONHEALTH REPORTS THIRD QUARTER RESULTS
PAGE TWO

The table below summarizes key statistics  regarding use of the onhealth.com Web
site  according  to  Internet  Profile   Corporation   (I/PRO),  an  independent
third-party auditor of OnHealth's server logs:

                       MONTH         MONTH        QUARTER       QUARTER
                     SEPT 1999     JUNE 1999     SEPT 1999     JUNE 1999
Visits               3,478,741     1,563,785     8,999,790     4,424,658
Page views          11,618,425     5,386,127    27,709,466    13,395,315

For the recently acquired babydata.com Web site, Sept 1999 visits and page views were 252,734 and 1,376,085, respectively.

Over the past quarter, OnHealth made significant progress in the following key areas:
o Attracted over 1.3 million unique users according to the September Media Metrix report, securing OnHealth Network Company's position as the second largest health content site on the Web;
o Raised approximately $21 million through Warburg Dillon Read, SG Cowen and CIBC World Markets for brand building and marketing initiatives and for general corporate purposes;
o Moved the listing for ONHN shares from the Nasdaq SmallCap Market to the Nasdaq National Market System;
o Acquired BabyData.com Inc., the premier Web site for pregnant couples and those trying to conceive;
o    Entered into an expanded  distribution  agreement  with AOL's Digital City;
o Entered into a premier merchant agreement with Yahoo! Inc. providing OnHealth with fixed placement modules in the Yahoo! Health "alternative medicine" category and Yahoo! Get Local Health; and
o Became the exclusive third party provider of health content and tools on About.com's health and fitness channel.


                                     -more-

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ONHEALTH REPORTS THIRD QUARTER RESULTS
PAGE THREE

 "OnHealth made significant progress against its business plan by virtually every measure as we generated strong traffic growth, successfully launched our consumer-targeted advertising and marketing campaign, generated increased revenues, completed the acquisition of a complementary business in the form of BabyData.com and entered into strategic distribution relationships," commented Robert Goodman, President and Chief Executive Officer of OnHealth. "Looking forward, the successful re-launch of our site, coupled with our expanded distribution and content agreements are strengthening our leadership position as a premier health and wellness Internet destination."

ABOUT ONHEALTH NETWORK COMPANY

Headquartered in Seattle, Washington, OnHealth Network Company (NASDAQ: ONHN) is a leading Internet information and services resource for consumers that provides multiple perspectives and an independent viewpoint on health, wellness and well-being. OnHealth complies with the Health on the Net Foundation Code of Conduct (HONcode), an international initiative established to help unify and standardize the reliability of medical and health information available on the World Wide Web. Onhealth.com consistently ranks among the most highly trafficked independent health content sites on the Web. OnHealth Network Company's advertisers include Glaxo Wellcome, Johnson & Johnson, Pfizer, Procter & Gamble and SmithKline Beecham. The consumer-driven Web site has also attracted non-endemic advertisers such as AIG Insurance, Kellogg's, Fidelity Investments, Neiman Marcus, Women.com, Garden.com and Pets.com. OnHealth has numerous distribution and content sharing relationships that drive traffic to onhealth.com including: AOL's Digital City, Inc., Better Homes and Gardens, Snap.com, Weather.com, Yahoo!, and About.com.

Certain statements in this release, such as the Company's ability to pursue strategic growth opportunities, increase its traffic levels and other statements containing "looking forward", "expects," "anticipates," "intends," "hopes" or "believes" or variations of such words and similar expressions are intended to identify forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Potential risks and uncertainties include such factors as acceptance of the Company's products and services, including the re-launch of the Company's Web site, the Company's ability to raise sufficient capital to fully implement the planned advertising campaign, competition and other risks described in the Company's filings with the Securities and Exchange Commission, including the report on Form 10-K, as amended, for the year ended December 31, 1998.

                                     -more-

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ONHEALTH REPORTS THIRD QUARTER RESULTS
PAGE FOUR



                            ONHEALTH NETWORK COMPANY
                             STATEMENT OF OPERATIONS
                     (in thousands, except per share amount)
                                   (unaudited)

                                                                Three Months Ended                  Nine Months Ended
                                                                   September 30,                       September 30,
                                                           ------------------------------     ------------------------------
                                                                    1999            1998                1999           1998
                                                                    ----            ----                ----           ----

Net revenue                                                   $    1,005       $     248          $    1,787      $     733
Cost of revenue                                                       88             549                 187          1,290
                                                           -------------   --------------      --------------  -------------
Gross margin                                                         917            (301)              1,600           (557)

Operating expenses:
   Product development, editorial & design                         1,976             547               5,023          2,105
   Sales and marketing                                            15,491           1,265              22,503          2,696
   General and administrative                                        798             420               2,795          1,653
   Acquisition related costs, including
      amortization of goodwill and purchased
      intangibles                                                     73               -                  73              -
   Stock-based compensation                                           92               -                  92              -
                                                           -------------   --------------      --------------  -------------

Total operating expenses                                          18,430           2,232              30,486          6,454
                                                           -------------   --------------      --------------  -------------

Loss from operations                                             (17,513)         (2,533)            (28,886)        (7,011)
   Interest income                                                    49              30                 277             84
   Other income, net                                                   -               -                   2            282
                                                           -------------   --------------      --------------  -------------
Total interest and other income, net                                  49              30                 279            366

Net loss                                                         (17,464)         (2,503)            (28,607)        (6,645)
Preferred stock dividends                                              -             (36)                   -           (92)
Preferred stock accretion                                              -            (374)                   -          (528)
                                                           -------------- --------------       --------------  -------------

Net loss applicable to common shareholders                    $  (17,464)      $  (2,913)         $  (28,607)     $  (7,265)
                                                           =============   ==============      ==============  =============

Net loss per common share                                     $    (1.00)      $   (0.27)         $    (1.77)     $   (0.70)

Weighted average number of common shares outstanding              17,388          10,698              16,165         10,323


                                     -more-

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ONHEALTH REPORTS THIRD QUARTER RESULTS
PAGE FIVE
                            ONHEALTH NETWORK COMPANY
                            CONDENSED BALANCE SHEETS
                                 (in thousands)

                                                               SEPTEMBER 30, 1999         DECEMBER 31, 1998
                                                                -----------------         -----------------
                                                                    (unaudited)               (audited)

ASSETS
Current assets:
     Cash and cash equivalents                                          $  4,973                  $  2,119
     Restricted cash                                                         500                         -
     Accounts receivable, net of allowances
          for returns and doubtful accounts of
          $311 in 1999 and $256 in 1998                                      846                       509
     Prepaid advertising                                                   8,234                       197
     Other current assets                                                    209                       212
                                                                    -------------               -----------
Total current assets                                                      14,762                     3,037

Furniture and equipment:
     Computers and software                                                1,883                     1,218
     Office equipment                                                        302                       291
                                                                    -------------               -----------           ---
                                                                           2,185                     1,509
     Accumulated depreciation                                             (1,004)                     (774)
                                                                    -------------               -----------
                                                                           1,181                       735
Goodwill, net                                                              3,440                         -
Intangibles, net                                                              42                         -
Other non-current assets                                                      46                       122
                                                                    -------------               -----------
                          Total assets                                  $ 19,471                  $  3,894
                                                                    =============               ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
     Accounts payable                                                   $  3,643                   $ 1,526
     Other accrued expenses                                                1,485                     2,669
                                                                    -------------               -----------
Total current liabilities                                                  5,128                     4,195

Other non-current liabilities                                                 36                         -

Shareholders' equity (deficit):
     Common stock, $.01 par value:
        Issued and outstanding shares-
        20,313 (1999) and 12,800 (1998)                                      203                       128
     Additional paid-in capital                                          133,668                    89,159
     Accumulated deficit                                                (118,122)                  (89,515)
     Deferred compensation                                                (1,442)                      (73)
                                                                    -------------               -----------            ----
Total shareholders' equity (deficit)                                      14,307                      (301)
                                                                    -------------               -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                    $ 19,471                   $ 3,894
                                                                    =============               ===========

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